THIS AGREEMENT ("Agreement"), dated as of September 29, 2004, is by and among
 Gateway Venture Holdings, a Nevada Corporation ("GVH") and SAS Global, Inc., a
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                          Nevada Corporation ("SAS").
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                                    RECITALS

A. It is agreed that the property on 155 Cascade Drive, Henderson, NV. 89074 Parcel Number 177-13-114-030 Clark County Nevada will be given to SAS in exchange for investment money given to GVH for the corporate offices at 3220 Pepper Ln, Las Vegas, NV 89120 and Aspen Cove Resort at 225 North Shore Road, Panguitch, UT 84759.

B. The signing of this agreement releases SAS from any future liabilities related to 3220 Pepper Ln, Las Vegas, NV 89120 and Aspen Cove Resort at 225 North Shore Road, Panguitch, UT 84759.

C. The signing of this agreement releases GVH from any future liabilities related to 155 Cascade Drive, Henderson, NV. 89074 Parcel Number 177-13-114-030 Clark County Nevada.

D. The property at 155 Cascade Drive, Henderson, NV. 89074 Parcel Number 177-13-114-030 Clark County Nevada as described is free and clear of any and all emcumbursees and liens including the IRS but not limited to. Quick deed claim of said property should be done as soon as possible but no later than November 1, 2004.

This agreement supercedes any previous agreements related to these properties between all parties.

By signing below all parties acknowledge understanding of the entire agreement.


Gateway Venture Holdings

_________________________          Date ________
Rick Bailey
President / CEO

SAS Global, Inc.

_________________________          Date ________
Steven Owens
President


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